FINANCIAL CONTACT: John W. Hohener Executive Vice President and Chief Financial Officer Tel: 949-380-6100 INVESTORS CONTACT: Robert C. Adams Senior Vice President of Corporate Development Tel: 949-380-6100

Microsemi Announces Cash Tender Offer for Its 9.125 Percent Senior Notes
ALISO VIEJO, Calif.—May 11, 2017—Microsemi Corporation (Nasdaq: MSCC), a leading provider of semiconductor solutions differentiated by power, security, reliability and performance, today announced that it has commenced a tender offer (the “Tender Offer”) to purchase for cash the Company’s 9.125 percent Senior Notes due 2023 (the “Notes”) up to the maximum aggregate principal amount (the “Aggregate Maximum Tender Amount”) of Notes that will not result in an Aggregate Purchase Price (as defined below), excluding accrued and unpaid interest, that exceeds $200,000,000. The Tender Offer is being made upon the terms and subject to the conditions set forth in the offer to purchase dated May 11, 2017 (the “Offer to Purchase”).
The following table summarizes the material pricing terms for the Tender Offer:

Title of Notes	CUSIP/ISIN Numbers	Aggregate Principal Amount Outstanding	Tender Offer Consideration	Early Tender Premium	Total Consideration(1)(2)
9.125% Senior Notes due 2023	595137AB6/ US595137AB69	$450,000,000	$1,141.25	$30.00	$1,171.25
(1) Plus accrued and unpaid interest as provided herein.
(2) Includes the Early Tender Premium.
Please refer to Summary of Tender Offer below for additional terms.
About Microsemi
Microsemi Corporation (Nasdaq: MSCC) offers a comprehensive portfolio of semiconductor and system solutions for aerospace & defense, communications, data center and industrial markets. Products include high-performance and radiation-hardened analog mixed-signal integrated circuits, FPGAs, SoCs and ASICs; power management products; timing and synchronization devices and precise time solutions, setting the world's standard for time; voice processing devices; RF solutions; discrete components; enterprise storage and communication solutions; security technologies and scalable anti-tamper products; Ethernet solutions; Power-over-Ethernet ICs and midspans; as well as custom design capabilities and services. Microsemi is headquartered in Aliso Viejo, California, and has approximately 4,800 employees globally. Learn more at www.microsemi.com.
Microsemi and the Microsemi logo are registered trademarks or service marks of Microsemi Corporation and/or its affiliates. Third-party trademarks and service marks mentioned herein are the property of their respective owners.
Forward-Looking Safe Harbor Statement
Any statements set forth in this press release that are not entirely historical and factual in nature are forward-looking statements, including for example, Microsemi’s plans, beliefs, expectations and statements related to the expected settlement date of the Tender Offer. These forward-looking statements are based on Microsemi's current expectations and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. The potential risks and uncertainties include, but are not limited to, such factors as risks related to the acceptance of any tendered Notes, the expiration and settlement of the Tender Offer; the satisfaction of conditions to the Tender Offer; whether the Tender Offer will be consummated in accordance with the terms set forth in the Offer to Purchase or at all and the timing of any of the foregoing; continued negative or worsening worldwide economic conditions or market instability; risks related to Microsemi's international operations and sales, including divergent laws and regulations, political instability, trade restrictions and sanctions, restrictions in the transfer or repatriation of funds, currency fluctuations and availability of transportation services; downturns in the highly cyclical semiconductor industry that may cause us to trigger financial covenants in our debt agreements, increase the cost of borrowing, and decrease the amount available under our credit facilities; our ability to successfully implement our acquisitions and divestitures strategy or integrate acquired companies; uncertainty as to the future profitability of acquired businesses, and delays in the realization of, or the failure to realize, any accretion from acquisition transactions; acquiring, managing and integrating new operations, businesses or assets, and the associated diversion of management attention or other related costs or difficulties; difficulties and costs of protecting patents and other proprietary rights; Microsemi's reliance on government contracts for a significant portion of its sales, including impacts of any termination or renegotiation of such contracts, uncertainties of governmental appropriations and national defense policies and priorities and effects of any past or future government shutdowns; potential non-realization of expected orders or non-realization of backlog; failure to make sales indicated by the Microsemi's book-to-bill ratio; intense competition in the semiconductor industry and resultant downward price pressure; the effect of events such as natural disasters and related disruptions on our operations; the concentration of the facilities that service the semiconductor industry; delays in beginning production, implementing production techniques, resolving problems associated with technical equipment malfunctions, or issues related to government or customer qualification of facilities; our dependence on third parties for key functions; utilization of channel partners over which we have limited control for product distribution; increases in the costs of credit and the availability of credit or additional capital only under more restrictive conditions or not at all; changes to laws or regulations; unanticipated changes in Microsemi's tax obligations, results of tax examinations or exposure to additional income tax liabilities; changes in generally accepted accounting principles; principal, liquidity and counterparty risks related to Microsemi's holdings in securities; inability to develop new technologies and products to satisfy changes in customer demand or the development by our competitors of products that decrease the demand for Microsemi's products; unfavorable or declining conditions in end markets; inability of Microsemi's compound semiconductor products to compete successfully with silicon-based products; production delays related to new compound semiconductors; variability of our manufacturing yields; potential effects of system outages or data security breaches; inability by Microsemi to fulfill customer demand and resulting loss of customers; variations in customer order preferences; difficulties foreseeing future demand; rises in inventory levels and inventory obsolescence; environmental or other regulatory matters or litigation, or any matters involving contingent liabilities or other claims; the uncertainty of litigation, the costs and expenses of litigation, the potential material adverse effect litigation could have on Microsemi's business and results of operations if an adverse determination in litigation is made, and the time and attention required of management to attend to litigation; difficulties in determining the scope of, and procuring and maintaining, adequate insurance coverage; difficulties in the hiring and retention of qualified personnel in a competitive labor market; any circumstances that adversely impact the end markets of acquired businesses; and difficulties in closing or disposing of operations or assets or transferring work, assets or inventory from one plant to another. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in Microsemi's most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q reports filed by Microsemi with the SEC. Additional risk factors may be identified from time to time in Microsemi's future filings. The forward-looking statements included in this release speak only as of the date hereof, and Microsemi does not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances. Amounts reported in this release are preliminary and subject to finalization prior to the filing of our next Quarterly Report on Form 10-Q.

Summary of Tender Offer
The following is a brief summary of certain terms of the Tender Offer:

•	Expiration Date: 11:59 p.m., New York City time, on June 8, 2017, unless extended or earlier terminated.

•	Early Tender Date: 5:00 p.m., New York City time, on May 24, 2017, unless extended or earlier terminated.

•
Aggregate Purchase Price: the aggregate amount that all holders of the Notes are entitled to receive, excluding accrued and unpaid interest, for their Notes that are accepted for purchase by the Company.

•
Aggregate Maximum Tender Amount: the maximum aggregate principal amount of Notes that will not result in an Aggregate Purchase Price, excluding accrued and unpaid interest, that exceeds $200,000,000. The Company reserves the right, but is under no obligation, to increase the Aggregate Maximum Tender Amount at any time without extending the Early Tender Date or the Withdrawal Deadline or otherwise reinstating withdrawal rights for the Tender Offer, subject to applicable law, which could result in the Company's purchasing a greater amount of Notes in the Tender Offer. The Company cannot assure Holders that it will increase the Aggregate Maximum Tender Amount and if the Company increases the Aggregate Maximum Tender Amount, it does not expect to extend the Withdrawal Deadline or otherwise modify any rights to withdraw Notes previously tendered, except as required by law.

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Tender Offer Consideration: U.S. $1,141.25 per each U.S. $1,000 principal amount of Notes that are validly tendered after the Early Tender Date, but at or prior to the Expiration Date and accepted for purchase by the Company pursuant to the terms in the Offer to Purchase.

•	Early Tender Premium: U.S. $30 per each U.S. $1,000 principal amount of Notes that are validly tendered and not validly withdrawn, and accepted for purchase at or prior to the Early Tender Date.

•	Purpose of the Tender Offer: The Tender Offer, to the extent completed, is intended to lower the Company’s overall cost of capital.

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Accrued and Unpaid Interest: Holders who validly tender and do not validly withdraw their Notes and whose Notes are accepted for purchase in the Tender Offer will also be paid in cash the accrued and unpaid interest up to, but excluding, the applicable Settlement Date, payable on such Settlement Date.

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Withdrawal Rights: Tendered Notes may be withdrawn any time prior to 5:00 p.m., New York City time, on May 24, 2017, unless extended, but not thereafter, by holders submitting a valid electronic withdrawal instruction as described in the Offer to Purchase.

•
Early Settlement Date (at the option of the Company): The Company reserves the option to effect prompt settlement for Notes that have been validly tendered and not validly withdrawn at or prior to the Early Tender Date and that are accepted for purchase. Such early settlement, if it occurs, is expected on May 25, 2017.

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Final Settlement Date: The Final Settlement Date will occur promptly after the Expiration Date. Assuming the Tender Offer is not extended or earlier terminated, it is expected that the Final Settlement Date will be June 9, 2017.

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Priority and Proration: All Notes validly tendered and not validly withdrawn at or before the Early Tender Date will be accepted for purchase in priority to other Notes tendered after the Early Tender Date. The amount of Notes that are purchased in the Tender Offer is subject to the Aggregate Maximum Tender Amount. If the aggregate principal amount of Notes validly tendered and not validly withdrawn exceeds the Aggregate Maximum Tender Amount, the Notes will be prorated based on the aggregate principal amount of Notes tendered in the Tender Offer. Proration will be subject to maintaining $2,000 minimum denominations of Notes. To determine proration, the principal amount of notes tendered by a Holder to be prorated will be multiplied by the proration factor and rounded down to the nearest $1,000.

•	Conditions to the Tender Offer: Consummation of the Tender Offer is conditioned upon the satisfaction or, where applicable, waiver of the conditions described in the Offer to Purchase.
The Company has retained MUFG Securities Americas Inc. to act as Dealer Manager and SunTrust Robinson Humphrey, Inc. to act as Co-Dealer Manager (together, the “Dealer Managers”) and D.F. King & Co., Inc. as the Tender Agent and Information Agent for the Tender Offer. For additional information regarding the terms of the Tender Offer, please contact the Dealer Managers at MUFG Securities Americas Inc. at (212) 405-7481 or (877) 744-4532 and SunTrust Robinson Humphrey, Inc. at (404) 926-5047. Requests for documents and questions regarding the tendering of Notes may be directed to D.F. King & Co., Inc. at (212) 269-5550 (collect), (888) 887-0082 (toll-free) or email mscc@dfking.com.
None of the Company, its board of directors, the Dealer Managers, the Tender Agent and Information Agent or the trustee with respect to the Notes is making any recommendation as to whether holders should tender any Notes in response to the Tender Offer. Holders must make their own decisions as to whether to participate in the Tender Offer, and, if so, the principal amount of Notes to tender.
The Tender Offer is only being made pursuant to the Offer to Purchase. This press release is neither an offer to purchase nor a solicitation of an offer to sell any Notes in the Tender Offer. The Tender Offer is not being made to, nor will Notes be accepted for purchase from or on behalf of, holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities or other laws of such jurisdiction. In any jurisdiction in which the Tender Offer is required to be made by a licensed broker or dealer, the Tender Offer will be deemed to be made on behalf of the Company by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.
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